UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   January 12, 2022

CFSB BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

United States of America	001-41220	Being Applied For
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

15 Beach Street, Quincy, Massachusetts	02170
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (617) 471-0750

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	CFSB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
Effective January 12, 2022, CFSB Bancorp, Inc. (the “Company”) completed the sale of its common stock in a subscription offering in connection with the mutual holding company reorganization of Colonial Federal Savings Bank.  As a result of the completion of the reorganization and offering, Colonial Federal Bank is the wholly-owned subsidiary of the Company and the Company is the 55% majority-owned subsidiary of 15 Beach, MHC, a federally-chartered mutual holding company.  The Company sold 2,804,306 shares of its common stock at a price of $10.00 per share in the subscription offering.  The Company also issued 3,586,903 shares of its common stock to 15 Beach, MHC and contributed 130,433 shares of its common stock and $250,000 in cash to Colonial Federal Savings Bank Charitable Foundation, Inc. as part of the reorganization.  As a result of the reorganization and offering, the Company has 6,521,642 shares of common stock issued and outstanding.
For additional information, reference is made to the press release dated January 12, 2022, which is filed as an exhibit to this Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

	Exhibit	Description

	99.1	Press Release dated January 12, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CFSB BANCORP, INC.

DATE: January 12, 2022	By:	/s/ Michael E. McFarland
Michael E. McFarland
President and Chief Executive Officer